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                                                                    Exhibit 99.1

Contact:    For Media:      John Calagna
                            212-578-6252

            For Investors:  Kevin Helmintoller
                            212-578-5140

              METLIFE COMPLETES METLIFE CAPITAL TRUST I TRANSACTION

NEW YORK, May 15, 2003 - MetLife, Inc. (NYSE: MET) announced today the settlement of the purchase contracts associated with the equity security units issued in connection with its initial public offering. Each purchase contract was settled for 2.97 shares of MetLife, Inc. common stock, which resulted in the issuance of approximately 59.8 million common shares. MetLife received approximately $1.0 billion in proceeds from the issuance, which will be used for general corporate purposes.

As a result of the settlement of the purchase contracts, the MetLife Capital Trust I equity security units cease to exist and will no longer be traded on the New York Stock Exchange (formerly NYSE: MIU). MetLife previously announced the expected transaction as part of its first quarter 2003 earnings press release on May 5, 2003.

MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The MetLife companies serve approximately 12 million individuals in the U.S. and companies and institutions with 37 million employees and members. It also has international insurance operations in 12 countries.

                                      # # #

This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company's operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed
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block" established in connection with the reorganization of Metropolitan Life
Insurance Company; (vi) catastrophe losses; (vii) adverse litigation or arbitration results; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (ix) downgrades in the company's and its affiliates' claims paying ability, financial strength or debt ratings; (x) changes in rating agency policies or practices;
(xi) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (xii) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xiii) the effects of business disruption or economic contraction due to terrorism or other hostilities; and (xiv) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.